Exhibit 32.2

Certification of Senior Vice President and Chief Financial Officer
under Section 906 of the Sarbanes-Oxley Act of 2002

     The undersigned Senior Vice President and Chief Financial Officer of United Community Bankshares of Florida, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of United Community Bankshares of Florida, Inc.

/s/ Shirley L. Tyler

Shirley L. Tyler
Executive Vice President and Treasurer

Date: March 1, 2005